                             TERM LOAN AGREEMENT,

                         dated as of January 16, 1998,



                                     among



                           HARVARD INDUSTRIES, INC.,
                       THE KINGSTON-WARREN CORPORATION,
                            HARMAN AUTOMOTIVE, INC.
                           HAYES-ALBION CORPORATION,
                             DOEHLER-JARVIS, INC.
                        DOEHLER-JARVIS POTTSTOWN, INC.
                       DOEHLER-JARVIS TECHNOLOGIES, INC.
                        DOEHLER-JARVIS GREENVILLE, INC.

                                      and


                          DOEHLER-JARVIS TOLEDO, INC.

                                 AS BORROWERS,


                                      and


              THE LENDERS LISTED ON THE SIGNATURE PAGES HERETO,

                                  AS LENDERS

                              TABLE OF CONTENTS


ARTICLE I.

          DEFINITIONS; CONSTRUCTION ....................................  2
            1.01.    Certain Definitions ...............................  2
            1.02.    Construction ...................................... 13
            1.03.    Accounting Principles ............................. 13

ARTICLE II.

          THE TERM LOAN ................................................ 13
            2.01.    Term Loan ......................................... 13
            2.02.    Term Notes ........................................ 13
            2.03.    Maturity Date ..................................... 14
            2.04.    Joint and Several Liability ....................... 14
            2.05.    Facility Fee ...................................... 15
            2.06.    Funding Fee ....................................... 15
            2.07.    Interest Rate ..................................... 15
            2.08.    Interest Payment Dates ............................ 15
            2.09.    Payments .......................................... 16
            2.10.    Use of Proceeds ................................... 16
            2.11.    Taxes ............................................. 16

ARTICLE III.

          CONDITIONS PRECEDENT TO EFFECTIVENESS OF TERM LOAN ........... 18
            3.01.    Conditions Precedent to Effectiveness  ............ 18

ARTICLE IV.

          REPRESENTATIONS AND WARRANTIES ............................... 21
            4.01.    Corporate Existence; Compliance with Law  ......... 21
            4.02.    Corporate Power Authorization; Enforceable
                      Obligations ...................................... 21
            4.03.    Ownership of Property Liens ....................... 22
            4.04.    Labor Relations; Collective Bargaining Agreements.. 22
            4.05.    Other Ventures .................................... 23
            4.06.    Investment Company Act ............................ 23
            4.07.    Margin Regulations  ............................... 23
            4.08.    Taxes ............................................. 23
            4.09.    ERISA  ............................................ 24
            4.10.    Brokers ........................................... 26

            4.11.    Intellectual Property ............................. 26
            4.12.    Full Disclosure  .................................. 27
            4.13.    Environmental Matters ............................. 27
            4.14.    Capital Stock ..................................... 28
            4.15.    Holding Company and Investment Company Acts ....... 28
            4.16.    Permits, Etc. ..................................... 28
            4.17.    Schedules ......................................... 28
            4.18.    Insurance  ........................................ 28
            4.19.    Financial Accounting Practices, Etc. .............. 29
            4.20.    Location of Bank Accounts ......................... 29
            4.21.    Lien Priority ..................................... 29
            4.22.    Court Orders  ..................................... 29
            4.23.    Registration of Transfer of Term Notes ............ 29

ARTICLE V.

          COLLATERAL ................................................... 30
            5.01.    Grant of Security Interest ........................ 30
            5.02.    Administrative Priority ........................... 32
            5.03.    Grants, Rights and Remedies Cumulative ............ 32
            5.04.    No Filings Required ............................... 32
            5.05.    Survival .......................................... 33

ARTICLE VI.

          AFFIRMATIVE AND NEGATIVE COVENANTS ........................... 33
            6.01.    Covenants Under Existing DIP Loan Agreement ....... 33
            6.02.    Liens ............................................. 34
            6.03.    Indebtedness ...................................... 34
            6.04.    Overadvances ...................................... 34

ARTICLE VII.

          DEFAULTS ..................................................... 35
            7.01.    Events of Default ................................. 35
            7.02.    Consequences of an Event of Default ............... 36
            7.03.    Certain Remedies .................................. 36

ARTICLE VIII.

          MISCELLANEOUS ................................................ 37
            8.01.    Holidays .......................................... 37
            8.02.    Amendments and Waivers ............................ 37

            8.03.    No Implied Waiver; Cumulative Remedies ............ 37
            8.04.    Notices ........................................... 38
            8.05.    Expenses; Taxes; Attorneys' Fees; Indemnification . 38
            8.06.    Several and Not Joint; Limited Liability .......... 40
            8.07.    Application  ...................................... 40
            8.08.    Sharing of Proceeds of Collateral ................. 41
            8.09.    Severability ...................................... 41
            8.10.    Governing Law  .................................... 41
            8.11.    Prior Understandings .............................. 41
            8.12.    Duration; Survival ................................ 41
            8.13.    Participations .................................... 42
            8.14.    Counterparts ...................................... 42
            8.15.    Successors and Assigns ............................ 42
            8.16.    Waiver of Jury Trial .............................. 43
            8.17.    Right of Setoff ................................... 43
            8.18.    Headings .......................................... 43

SCHEDULES


Schedule 2.10           Wire Transfer Instructions
Schedule 4.03(a)(i)     Ownership of Property; Liens
Schedule 4.03(a)(ii)    Ownership of Property; Liens
Schedule 4.03(b)        Ownership of Property; Liens
Schedule 4.04           Labor Relations
Schedule 4.05           Other Ventures
Schedule 4.08           Taxes
Schedule 4.9(a)         ERISA
Schedule 4.9(c)         ERISA
Schedule 4.9(g)         ERISA
Schedule 4.9(h)         ERISA
Schedule 4.9(k)         ERISA
Schedule 4.13           Environmental Matters
Schedule 4.14           Capital Stock
Schedule 4.18           Insurance
Schedule 4.20           Location of Bank Accounts

                                   EXHIBITS





Exhibit A   Existing DIP Loan Amendment

Exhibit B   Form of Final Order

Exhibit C   Intercreditor Agreement

Exhibit D   Form of Term Note

                              TERM LOAN AGREEMENT

     THIS TERM LOAN AGREEMENT, dated as of January 16, 1998, among, Harvard Industries, Inc., a Florida corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, The Kingston-Warren Corporation, a New Hampshire corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, Harman Automotive, Inc., a Michigan corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, Hayes-Albion Corporation, a Michigan corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, Doehler-Jarvis, Inc., a Delaware corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, Doehler-Jarvis Greeneville, Inc., a Delaware corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, Doehler-Jarvis Pottstown, Inc., a Delaware corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, Doehler-Jarvis Technologies, Inc., a Delaware corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, and Doehler-Jarvis Toledo, Inc., a Delaware corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (each a "Borrower" and collectively, the "Borrowers"), and each of the entities listed on the signature pages hereto (each a "Term Lender" and collectively, the "Term Lenders").


                                  BACKGROUND

      Each Borrower has filed a separate petition for relief under chapter 11 of title 11 of the United States Code with the United States Bankruptcy Court for the District of Delaware and continues to operate its business as a debtor-in-possession.

      The Borrowers have requested the Term Lenders to provide the Borrowers with a term loan having an aggregate principal amount of $25 million and, subject to the terms and conditions set forth herein, the Term Lenders have agreed to provide such loan.

      In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                       1-

                                 ARTICLE I.

                           DEFINITIONS; CONSTRUCTION

      1.01. Certain Definitions

      In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

      "Accelerated Maturity Date" shall mean the date on which the Obligations (including, without limitation, the entire unpaid principal balance of the Term Loans and accrued but unpaid interest thereon) shall become due and payable pursuant to the terms of any of the Term Loan Documents, including, without limitation, by reason of the occurrence of an Event of Default.

      "Accounts" shall mean all of each Borrowers' now existing and future accounts (as defined in the U.C.C.) and any and all other receivables (whether or not specifically listed on schedules furnished to the Term Lenders), including, without limitation, all accounts created by or arising from all of its sales of goods or rendition of services to its customers, and all accounts arising from sales or rendition of services made under any of its trade names or styles, or through any of its divisions.

      "Agreement" shall mean this Term Loan Agreement as amended, modified, supplemented or restated from time to time in accordance with the terms hereof and as permitted by the Intercreditor Agreement.

      "Bankruptcy Code" shall mean Title 11, United States Code, 11 U.S.C. ss.ss. 101 et seq., as amended from time to time.

      "Bankruptcy Rules" shall mean the Federal Rules of Bankruptcy Procedure, as amended from time to time.

      "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

      "Borrower" and "Borrowers" shall have the meanings given such terms in the introductory paragraph to this Agreement.

      "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banking institutions are authorized or obligated to close in New York, New York.

                                         2-

      "Canadian Subsidiary" means Trim Trends Canada Limited, a corporation organized under the federal laws of Canada, but only so long as such entity is a Subsidiary of a Company.

      "Case" shall mean, collectively, the voluntary chapter 11 cases of the Debtors under the Bankruptcy Code pending in the Court.

      "Cash Collateral Account" shall have the meaning given to such term in the Existing DIP Loan Agreement.

      "Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental (including, without limitation, PBGC) taxes at the time due and payable, levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Obligations,
(iii) the Borrowers' employees, payroll, income or gross receipts, (iv) the Borrowers' ownership or use of any of its assets, or (v) any other aspect of the Borrowers' businesses.

      "Chattel Paper" shall mean any "chattel paper," as such term is defined in the U.C.C., now owned or hereafter acquired by the Borrowers.

      "CIT" shall mean The CIT Group/Business Credit, Inc., a New York corporation.

      "Closing Date" shall mean the date on which the conditions set forth in
Section 3.01 hereof shall be satisfied.

      "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

      "Collateral" shall have the meaning given such term in Section 5.01 hereof.

      "Concentration Account" shall have the meaning given to such term in the Existing DIP Loan Agreement.

      "Contracts" shall mean all contracts, undertakings, or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which a Borrower may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, or any agreement relating to the terms of payment or the terms of performance thereof.

      "Court" shall mean the United States Bankruptcy Court for the District of Delaware or any other court having jurisdiction over the Case.

                                      3-

      "Customer Transition Agreements" shall mean the agreements which may be entered into among the Borrowers and certain customers of DJ Toledo which shall be in form and substance satisfactory to the Existing DIP Lenders and the Term Lenders relating to the reimbursement or payment by such customers of certain costs and expenses related to the continued operation of DJ Toledo, including without limitation, the Ford Transition Agreement and the GM Transition Agreement.

      "Debtors" shall mean the Borrowers.

      "Designated Borrowing Officer" shall mean Roger Pollazzi, Ted Vogtman, Joe Gagliardi or such other officer as shall be designated from time to time in writing by the Borrowers to the Term Lenders.

      "Designated Financial Officer" of a Person shall mean the individual designated from time to time by the Board of Directors or governing body performing like functions of such Person to be the chief financial officer or treasurer of such Person (and individuals designated from time to time by the Board of Directors or governing body performing like functions of such Person to act in lieu of the chief financial officer or the treasurer).

      "DJ Toledo" shall mean Doehler-Jarvis Toledo, Inc.

      "Documents" shall mean all present and future documents (as defined in the U.C.C.), including, without limitation, all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto.

      "Dollar," "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

      "Effective Date" shall mean the earlier to occur of (i) the effective date of a Plan of Reorganization confirmed by an Order of the Court and (ii) the date on which any distributions are made under a Plan of Reorganization that is confirmed by an Order of the Court.

      "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication from any Governmental Authority or any third party involving a Release (i) from or onto any of the properties presently or formerly owned or leased by any of the Borrowers or (ii) from or onto any facilities which received Hazardous Materials from any of the Borrowers or involving any violation of any Environmental Law.

      "Environmental Law" shall have the meaning given such term in the Existing DIP Loan Agreement.

                                     4-

      "Environmental Liabilities and Costs" shall have the meaning given such term in the Existing DIP Loan Agreement.

      "Environmental Lien" shall have the meaning given such term in the Existing DIP Loan Agreement.

      "Equipment" shall mean all of a Borrower's present and hereafter acquired equipment (as defined in the U.C.C.) including, without limitation, all machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto; provided, however, that Equipment shall not include "Excluded Equipment" as such term is defined in the Existing DIP Loan Agreement.

      "ERISA" shall have the meaning given such term in the Existing DIP Loan Agreement.

      "ERISA Affiliate" shall have the meaning given such term in the Existing DIP Loan Agreement.

      "ERISA Event" shall have the meaning given such term in the Existing DIP Loan Agreement.

      "Event of Default" shall mean any of the Events of Default described in
Section 7.01 hereof.

      "Excluded Taxes" shall have the meaning given such term in Section 2.11 hereof.

      "Existing DIP Agent" shall mean CIT in its capacity as agent for the Existing DIP Lenders under the Existing DIP Loan Agreement.

      "Existing DIP Debt Documents" shall mean the Existing DIP Loan Agreement, the Existing DIP Financing Order and all other instruments and documents that are in effect as of the date hereof and are executed in connection with or otherwise relating to any Existing DIP Debt Document, all as amended, supplemented or otherwise modified, from time to time, in accordance with their respective terms and as permitted in the Intercreditor Agreement.

      "Existing DIP Financing Order" shall mean that certain Final Order (i) Authorizing Debtors to Obtain Postpetition Financing Pursuant to Section 364(c) of the Bankruptcy Code, and (ii) Granting Liens, Super-Priority Claims and Adequate Protection to the Existing DIP Lenders, dated June 12, 1997.

      "Existing DIP Lenders" shall mean the "Lenders" as defined in the Existing DIP Loan Agreement and their respective successors and assigns.

                                      5-

      "Existing DIP Liens" shall mean the Liens granted to the Existing DIP Lenders pursuant to the Existing DIP Debt Documents.

      "Existing DIP Loan Agreement" shall mean that certain Post-Petition Loan and Security Agreement, dated as of May 8, 1997, by and among the Borrowers, the Existing DIP Lenders and the Existing DIP Agent, as amended by that certain Amendment No. 1, Waiver and Consent dated December 29, 1997, as further amended by the Existing DIP Loan Amendment and as may be further amended, supplemented or otherwise modified from time to time in accordance with its terms and as permitted in the Intercreditor Agreement.

      "Existing DIP Loan Amendment" shall mean an amendment to the Existing DIP Loan Agreement in substantially the form annexed hereto as Exhibit A.

      "Existing Liens" shall have the meaning given such term in the Existing DIP Loan Agreement.

      "Facility Fee" shall have the meaning given to such term in Section 2.06 hereof.

      "Final Order" shall mean an order entered by the Court in the form annexed hereto as Exhibit B pursuant to section 364 of the Bankruptcy Code, approving, among other things, this Agreement and the other Term Loan Documents and authorizing, among other things, the incurrence by the Borrowers of permanent post-petition secured and super-priority indebtedness in accordance with this Agreement and the other Term Loan Documents, and as to which no stay has been entered and which has not been reversed, modified, vacated or overturned.

      "Ford Transition Agreement" shall mean the agreement to be entered into between the Borrowers and Ford Motor Company ("Ford") which shall be in form and substance satisfactory to the Existing DIP Lenders and the Term Lenders, relating to (i) the reimbursement or payment by Ford of certain costs and expenses related to the continued operation of DJ Toledo, and (ii) the assurance by Ford of the receipt by the Borrowers of a residual value of the fixed assets of DJ Toledo of not less than $15,000,000.

      "Funding Fee" and "Funding Fees" shall have the meanings given such terms in Section 2.07 hereof.

      "GAAP" shall have the meaning given to such term in the Existing DIP Loan Agreement.

      "General Intangibles" shall mean all of a Borrowers' "general intangibles" as such term is defined in the U.C.C. and shall include, without limitation, all present and future right, title and interest in and to all trade names, Trademarks (together with the goodwill associated therewith), Patents, licenses, customer lists, distribution agreements, supply agreements and

                                       6-
tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise.

      "GM Transition Agreement" shall mean the agreement to be entered into between the Borrowers and General Motors Corporation ("GM") which shall be in form and substance satisfactory to the Existing DIP Lenders and the Term Lenders, relating to the reimbursement or payment by GM of certain costs and expenses related to the continued operation of DJ Toledo.

      "Governmental Authority" shall have the meaning given such term in the Existing DIP Loan Agreement.

      "Harvard" shall mean Harvard Industries, Inc.

      "Hazardous Materials" shall have the meaning given such term in the Existing DIP Loan Agreement.

      "Indebtedness" shall mean without duplication, all liabilities, contingent or otherwise, which are any of the following: (a) obligations in respect of money (borrowed or otherwise and including, without limitation, reimbursement and all similar obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured) or for the deferred purchase price of property, services or assets, other than Inventory, but excluding trade payables not more than 30 days overdue incurred in the ordinary course of business or (b) lease obligations which, in accordance with GAAP, have been or which should be capitalized.

      "Indemnified Parties" shall have the meaning given such term in Section
8.05 hereof.

      "Indemnified Taxes" shall have the meaning given such term in Section
2.11 hereof.

      "Instruments" means any "instrument," as such term is defined in the U.C.C., now owned or hereafter acquired by a Borrower, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

      "Intercreditor Agreement" shall mean the Intercreditor Agreement, substantially in the form of Exhibit C hereto, by and among the Term Lenders, the Existing DIP Agent, and the Existing DIP Lenders and acknowledged by the Borrowers, dated as of the date hereof, as amended, modified and supplemented and in effect from time to time, regarding, inter alia, the relative priority of the Liens granted to the Term Lenders under this Agreement and the Existing DIP Liens, and the relative priority of the claims of the Term Lenders under this Agreement and the claims of the Existing DIP Lenders under the Existing DIP Debt Documents.

                                     7-

      "Interest Rate" shall have the meaning given such term in Section 2.07 hereof.

      "Inventory" shall mean all of a Borrower's present and hereafter acquired inventory (as defined in the U.C.C.), including, without limitation, all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same; in all stages of production from raw materials through work-in-progress to finished goods.

      "IRS" shall mean the Internal Revenue Service, or any successor thereto.

      "Leases" shall mean, with respect to the Borrowers, all of those leasehold interests in real property owned by any of the Borrowers, as lessee, as such may be amended, supplemented or otherwise modified from time to time to the extent permitted by this Agreement.

      "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, and includes, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing, under the U.C.C. or comparable law of any jurisdiction, of any financing statement naming the owner of the asset to which such Lien relates as debtor; provided, however, that Liens shall not include the Access and Occupancy Agreement and related Accommodation Agreement between any Borrower and General Motors Corporation and any similar agreement consented to by the Term Lenders. The term "Capital Lease", shall have the meaning given to such term in the Existing DIP Loan Agreement, as in effect on the date hereof.

      "Local Account" shall have the meaning given to such term in the Existing DIP Loan Agreement.

      "Magten" shall mean Magten Asset Management Corp., as agent on behalf of certain of its accounts.

      "Material Adverse Change" shall mean a material adverse change in any of
(i) the condition (financial or otherwise), business, performance, operations or properties of the Borrowers taken as one enterprise, (ii) the legality, validity or enforceability of any Term Loan Document, (iii) the perfection or priority of the Liens granted pursuant to this Agreement, (iv) the ability of the Borrowers to repay the Obligations or to perform their obligations under any of the Term Loan Documents, or (v) the rights and remedies of the Term Lenders under the Term Loan Documents. A Material Adverse Change shall not include a change resulting solely from any amendment, modification or waiver of or under any

                                   8-

Existing DIP Debt Document or any Term Loan Document that is permitted under the Intercreditor Agreement.

      "Material Adverse Effect" shall mean an effect that results in or causes, or has a reasonable likelihood of resulting in or causing, a Material Adverse Change.

      "Maturity Date" shall mean the earlier to occur of (a) the Accelerated Maturity Date, (b) the Stated Maturity Date and (c) the Effective Date.

      "Multiemployer Plan" shall have the meaning given such term in the Existing DIP Loan Agreement.

      "Note Register" shall have the meaning given such term in Section 4.23 hereof.

      "Note Registrar" shall have the meaning given such term in Section 4.23 hereof.

      "Obligations" shall mean any and all Term Loans and all other indebtedness, obligations, indemnities and liabilities of every kind, nature and description owing by any one or more Borrowers to the Term Lenders under this Agreement or any other Term Loan Document including, without limitation, the Facility Fee, the Funding Fee, and all principal, interest, charges, fees, costs and expenses, however evidenced, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or any other Term Loan Document, whether for payment or performance, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by the Term Lenders in their capacity as such. Obligations shall not include any prepetition obligations owing to the Term Lenders.

      "Operating Account" shall have the meaning given to such term in the Existing DIP Loan Agreement.

      "Other Taxes" shall have the meaning given to such term in Section 2.11 hereof.

      "Patents" shall mean all present and hereafter acquired patents and/or patent rights of the Borrowers.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

      "Pension Plan" shall have the meaning given such term in the Existing DIP Loan Agreement.

                                        9-

      "Permitted Expenses" shall have the meaning given to such term in the Existing DIP Loan Agreement.

      "Percentage Interest" shall mean, with respect to each Term Lender, the percentage interest of the Term Loan made by such Term Lender as set forth next to such Term Lender's name on the signature pages hereto.

      "Permitted Liens" shall mean, collectively, the (i) Existing DIP Liens,
(ii) Liens granted pursuant to the Term Loan Documents, (iii) Liens permitted under the Existing DIP Debt Documents including, without limitation "Permitted Purchase Money Liens", as such term is defined in the Existing DIP Loan Agreement, (iv) Permitted Expenses and (v) Superior Existing Liens.

      "Person" shall mean an individual, corporation, partnership, limited liability company, limited liability partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), Governmental Authority or agency, or any other entity.

      "Petition Date" shall mean May 8, 1997.

      "Plan" means an employee benefit plan, as defined in Section 3(3) of ERISA, which any of the Borrowers maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

      "Plan of Reorganization" shall have the meaning given such term in the Existing DIP Loan Agreement.

      "Pledged Collateral" shall mean (i) all of the Pledged Shares; (ii) all additional shares of stock or other securities of any issuer of the Pledged Shares from time to time acquired by any of the Borrowers in any manner; (iii) the certificates representing the shares referred to in clause (i) and (ii) above; and (iv) all dividends, cash, instruments and other property or proceeds, from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing to the extent provided herein.

      "Pledged Shares" shall mean all of the shares of capital stock of a Subsidiary (other than the Canadian Subsidiary and 177192 Canada Inc.) owned at the date hereof by any of the Borrowers.

      "Potential Default" shall mean any event or condition which, with notice or passage of time, or any combination of the foregoing, would constitute an Event of Default.

      "Pre-Petition Obligations" shall have the meaning given to such term in the Existing DIP Loan Agreement.

                                      10-

      "Proceeds" shall mean "proceeds," as such term is defined in Section 9-306(1) of the U.C.C., and, in any event, shall include, without limitation,
(a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Borrower from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

      "Qualified Plan" shall have the meaning given such term in the Existing DIP Loan Agreement.

      "Real Estate" means the Borrowers' fee and/or leasehold interests in real property.

      "Release" shall have the meaning given such term in the Existing DIP Loan Agreement.

      "Remedial Action" shall have the meaning given such term in the Existing DIP Loan Agreement.

      "Required Term Lenders" shall mean, at any time, Term Lenders whose aggregate Percentage Interests are in excess of 50%.

      "Service Marks" shall mean all service marks and certificates of registration of the Borrowers, together with the goodwill of the business associated with or symbolized by such marks and registrations together with
(i) all other tradenames, trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, logos, other designs or sources of business identifiers or similar devices, all registrations with respect thereto, and all applications with respect to the foregoing, and all reissues, divisions, continuations, extensions, renewals, and continuations-in-part with respect to any of the foregoing, (ii) all of the goodwill of the business connected with and symbolized by such tradenames, Trademarks, service marks, corporate names, company styles, logos, other designs, or sources of business identifiers or similar devices, throughout the world, in each case whether now owned or hereafter created or acquired, and
(iii) all rights associated with the foregoing, including license royalties, claims or rights against third parties for any past, present or future infringement of any mark, Trademark or similar device, and all corresponding rights, throughout the world.

      "Stated Maturity Date" shall mean May 8, 1999, which date is two years from and after the Closing Date of the Existing DIP Loan Agreement, or the date the "Line of Credit", as such term is now defined in the Existing DIP Loan Agreement, is terminated.

                                        11-

      "Subsidiary" shall have the meaning given such term in the Existing DIP Loan Agreement.

      "Superior Existing Liens" shall mean all valid, perfected, enforceable, and nonavoidable liens and security interests of record existing immediately prior to the Petition Date and includes all such valid, perfected and nonavoidable liens and security interests under the "Pre-Petition Loan Documents", as such term is defined in the "Existing DIP Loan Agreement".

      "Term Lender" and "Term Lenders" shall have the meanings given such terms in the introductory paragraph to this Agreement.

      "Term Loan" shall have the meaning given such term in Section 2.01 hereof.

      "Term Loan Documents" shall mean this Agreement, the Term Notes, the Intercreditor Agreement, the Final Order and all other instruments, agreements and documents delivered in connection herewith or therewith.

      "Term Note" and "Term Notes" shall have the meanings given such terms in
Section 2.02 hereof.

      "Title IV Plan" shall have the meaning given such term in the Existing DIP Loan Agreement.

      "Trademarks" shall mean all present and hereafter acquired trademarks and/or trademark rights (together with the goodwill associated therewith) and all cash and non-cash proceeds thereof.

      "U.C.C." shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

      "Unfunded Pension Liability" shall have the meaning given such term in the Existing DIP Loan Agreement.

      "Welfare Benefit Plan" shall have the meaning given such term in the Existing DIP Loan Agreement.

      "Withdrawal Liability" shall have the meaning given such term in the Existing DIP Loan Agreement.

                                      12-

            1.02. Construction

            Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole and "or" has the inclusive meaning represented by the phrase "and/or." References in this Agreement to "determination" by the Term Lenders include good faith estimates by the Term Lenders (in the case of quantitative determinations) and good faith beliefs by the Term Lenders (in the case of qualitative determinations). The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

            1.03. Accounting Principles

            Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

                                  ARTICLE II.

                                THE TERM LOAN
            2.01. Term Loan

            Subject to the terms and conditions hereof, the Term Lenders agree to make a term loan to Borrowers in the principal amount of Twenty-Five Million Dollars ($25,000,000) on the Closing Date (the "Term Loan"). Not later than one (1) Business Day prior to the anticipated Closing Date, the Borrowers shall provide notice to the Term Lenders (the "Notice of Borrowing") setting forth: (a) the Borrowers' request that the Term Loan be funded and (b) the account information where the proceeds of the Term Loan are to be received. Such Notice of Borrowing shall be given to the Term Lenders in writing by a Designated Borrowing Officer.

            2.02. Term Notes

            The Borrowers agree that in order to evidence the Term Loan, the Borrowers will execute and deliver to each Term Lender on the Closing Date a promissory note, dated as

                                     13-
of the Closing Date, substantially in the form of Exhibit D (each a "Term Note" and collectively, the "Term Notes"), payable to the order of the Term Lender in the principal amount of its respective Percentage Interest in such Term Loan.

            2.03. Maturity Date

            On the Maturity Date, all Obligations (including, without limitation, all outstanding amounts under the Term Notes, and all accrued and unpaid interest on the Obligations) shall become immediately due and payable without notice or demand.

            2.04. Joint and Several Liability

            The Borrowers shall be jointly and severally liable for the payment and performance of all Obligations to be performed by any of them, and each Borrower shall be bound by any notices, consents or other actions furnished or taken by any of the Borrowers. At the request of the Term Lenders, each Borrower shall confirm in writing any action taken or proposed to be taken by any of the other Borrowers; provided, however, that the failure by any Borrower to furnish such confirmation shall not affect such Borrower's obligations under the preceding sentence or any other provision of this Agreement. Each Borrower hereby agrees that it shall be jointly and severally liable for all Obligations and that such liability shall be absolute and unconditional irrespective of:

                        (i) any lack of validity or enforceability of any provision of this Agreement, any other Term Loan Document or any other agreement or instrument relating to this Agreement or any other Term Loan Document, or avoidance or subordination of any of the Obligations, in any case relating to any other Borrower;

                        (ii) any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, all or any of the Obligations, or any other amendment or waiver of any term of, or any consent to departure from any requirement of, this Agreement, any Term Note or any of the other Term Loan Documents;

                        (iii) any exchange, release or non-perfection of any Lien on any collateral for, or any release or amendment or waiver of any term of any guaranty of, or any consent to departure from any requirement of any guaranty of, all or any of the Obligations;

                        (iv) the absence of any attempt to collect any of the Obligations from any other Borrower or from any other guarantor or any other action to enforce the same or the election of any remedy by the Term Lenders;

                        (v) any waiver, consent, extension, forbearance or granting of any indulgence to any other Borrower by the Term Lenders with respect to any provision of this Agreement or any other Term Loan Document; or

                                     14-

                        (vi) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a borrower or a guarantor.

            2.05. Facility Fee

            On the Closing Date, the Borrowers shall pay the Term Lenders a facility fee in the aggregate amount of $500,000 (the "Facility Fee"). The Facility Fee shall be for all purposes fully earned and non-refundable by the Term Lenders on the Closing Date. The Facility Fee shall be funded out of the proceeds of the Term Loan.

            2.06. Funding Fee

            On the Closing Date, the Borrowers shall pay the Term Lenders a fee (the "Funding Fee") in an aggregate amount equal to $2,000,000. The Funding Fee shall be for all purposes fully earned and non-refundable by the Term Lenders on the Closing Date. The Funding Fee shall be funded out of the proceeds of the Term Loan.

            2.07. Interest Rate

            The unpaid principal amount of the Term Loan shall bear interest at a rate (the "Interest Rate") per annum equal to the greater of (i) the highest per annum interest rate for "Term Loans" and "Revolving Credit Loans" (as such terms are used in the Existing DIP Loan Agreement) in effect on any day from time to time under the Existing DIP Loan Agreement plus 3% and (ii) 13%. Notwithstanding any other provision of this Agreement, the maximum rate of interest payable on the Obligations shall not exceed the maximum rate permitted by applicable law. If interest in excess of said maximum rate shall be paid hereunder, the excess shall be returned to the Borrowers unless an Event of Default (as defined in the Existing DIP Loan Agreement) shall have occurred and is continuing under the Existing DIP Loan Agreement, in which event such excess shall be disbursed as provided in the Intercreditor Agreement or if the Intercreditor Agreement shall no longer be in effect, then the excess shall be used to reduce the outstanding principal due under the Term Loan.

            2.08. Interest Payment Dates

            The Borrowers shall pay interest on the unpaid principal amount of the Term Loan from the Closing Date until such principal amount shall be paid in full, which interest shall be payable monthly in arrears on the first Business Day of each month, commencing on the first Business Day of the month following the Closing Date.

                                       15-

            2.09. Payments

                  (a) Time, Place and Manner. All payments to be made in respect of the Obligations or other amounts due hereunder, under the Term Notes or any other Term Loan Document shall be payable at or before 1:00 P.M., New York City time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. Such payments shall be made in Dollars by wire transfer in funds immediately available to each Term Lender in its Percentage Interest of such payments according to the wire instructions set forth on Schedule 2.09 hereto (or at any other address at which such Term Lender shall notify the Borrowers in writing, provided such Term Lender has given the Borrowers notice of such other address at least five
(5) days in advance of when such payment is due), without setoff, counterclaim or other deduction or defense of any nature or kind whatsoever. Interest on all Obligations and all fees that accrue on a per annum basis shall be computed on the basis of the actual number of days elapsed in the period during which interest or such fee accrues and a year of 360 days. In computing interest on any Term Loan, the date of the making of such Term Loan shall be included and the date of payment shall be excluded.

                  (b) Interest Upon Events of Default. To the extent permitted by law, after there shall have occurred and so long as there is continuing an Event of Default pursuant to Section 7.01, all principal, interest, fees, indemnities or any other Obligations of the Borrowers hereunder, or under any Term Note or any other Term Loan Document (and including, without limitation, interest accrued under this subsection 2.09) shall bear interest both before and after judgment, at a rate per annum of 2% above the otherwise applicable Interest Rate for such day, compounded daily, and such interest shall be payable on demand.

            2.10. Use of Proceeds

            The Borrowers hereby covenant, represent and warrant that the proceeds of the Term Loan made to them less the Facility Fee, the Funding Fee and the expenses set forth in Section 8.05(a) for which a statement is presented on or before the Closing Date (which fees and expenses shall be paid from the proceeds of the Term Loan) will, upon Borrowers' receipt of such proceeds, be paid by Borrowers to the Existing DIP Agent to reduce the accrued and unpaid interest on and the then outstanding principal balance of the "Revolving Credit Loans," as such term is defined in the Existing DIP Loan Agreement and to pay the amounts due under Section 12.2 of the Existing DIP Loan Agreement for which a statement is presented on or before the Closing Date.

            2.11. Taxes

                  (a) Any and all payments by the Borrowers hereunder or under the Term Notes shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, attributable thereto and all liabilities with respect thereto, excluding taxes imposed on or measured by the gross or net

                                    16-
income or revenues of the Term Lenders by the jurisdiction under the laws of which any Term Lender is organized or any political subdivision thereof (all such excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Excluded Taxes" and all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Indemnified Taxes"). If the Borrowers shall be required by law to deduct any Indemnified Taxes from or in respect of any sum payable hereunder or under the Term Notes to the Term Lenders, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11) each Term Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions, and (iii) the Borrowers shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law.

                  (b) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other sales, excise or other property taxes, charges or similar levies that arise from any payment made hereunder or under the Term Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Term Notes (hereinafter referred to as "Other Taxes").

                  (c) The Borrowers shall indemnify the Term Lenders for the full amount of Indemnified Taxes, Excluded Taxes or Other Taxes (but in the case of Excluded Taxes, only Excluded Taxes that are imposed by any jurisdiction on any additional amounts payable under this Section 2.11) paid by the Term Lenders and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes, Excluded Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made thirty (30) days from the date any Term Lender makes written demand therefor.

                  (d) Prior to the Closing Date, each Term Lender that is not organized under the laws of the United States of America, a state thereof or the District of Columbia agrees that it will deliver to Harvard on behalf of the Borrowers (i)(x) two duly completed copies of Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, or (y) in the case of a Term Lender claiming exemption from United States withholding taxes under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" (a "Registered Holder"), a certificate representing that such Registered Holder is entitled to the benefits of such Section 871(h) or 881(c), as the case may be, and (ii) two duly completed copies of Internal Revenue Service Form W-8 or successor applicable form.

      Each such Term Lender also agrees to deliver to Harvard on behalf of the Borrowers two further copies of the said Form 1001 or 4224 or applicable certificate, and Form W-8, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form or certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form or certificate previously delivered by it to Harvard on behalf of the Borrowers, and such extensions or renewals thereof as may

                                       17-
reasonably be requested by Harvard, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such form or certificate inapplicable or which would prevent such Term Lender from duly completing and delivering any such form or certificate with respect to it and such Term Lender so advises Harvard on behalf of the Borrowers.

      Such Term Lender shall certify (i) in the case of (x) a Form 1001 or 4224, that it is entitled to receive payments under this Agreement and the Term Notes without deduction or withholding of any United States federal income taxes or (y) a Term Lender that is a Registered Holder, that it is entitled to the benefits of Section 871(h) or 881(c) of the Code, as the case may be, and (iii) in the case of a Form W-8, that it is entitled to an exemption from United States backup withholding tax.

      Notwithstanding the other provisions of this Section 2.11, the Borrowers shall not be required to pay any increased amount on account of Indemnified Taxes (or Other Taxes related thereto) pursuant to this Section 2.11 to any Term Lender that fails to furnish any form, statement or certification that it is required to furnish in accordance with this Section 2.11 and, to the extent required by law, the Borrowers shall be entitled to deduct Indemnified Taxes from the payments owed to such Term Lender.

                  (e) The foregoing provisions of this Section 2.11 are subject to the provisions of Section 8.13(d).


                                 ARTICLE III.

               CONDITIONS PRECEDENT TO EFFECTIVENESS OF TERM LOAN

            3.01. Conditions Precedent to Effectiveness.

            This Agreement shall become effective as of the Business Day when each of the following conditions precedent shall have been satisfied or waived by the Term Lenders and the obligation of Term Lenders to make the Term Loan hereunder shall be subject to the satisfaction or waiver by the Term Lenders of the following conditions precedent:

                  (a) Payment of Expenses, Etc.

                  The Borrowers shall have paid all amounts then owing to the Term Lenders by the Borrowers hereunder, or under any other Term Loan Document, including, without limitation, those amounts due and payable on the Closing Date pursuant to Sections

                                    18-

2.05, 2.06 and, to the extent statements therefor have been furnished to the Borrowers, 8.05(a) hereof.


                  (b) Representations and Warranties; No Event of Default

                  The representations and warranties contained in Article IV of this Agreement and in each other Term Loan Document and certificate or other writing delivered to the Term Lenders pursuant hereto or thereto or prior to the Closing Date shall be correct in all material respects on and as of the Closing Date as though made on and as of such date; and no Potential Default or Event of Default shall have occurred and be continuing on the Closing Date or would result from this Agreement becoming effective in accordance with its terms or the making of the Term Loan on the Closing Date.

                  (c) Delivery of Documents

                  The Term Lenders shall have received on or before the Closing Date the following, each in form and substance satisfactory to the Term Lenders and their counsel and, unless indicated otherwise, dated the Closing Date:

                        (i) the Intercreditor Agreement and the Existing DIP Loan Amendment duly executed by the parties thereto, which documents shall be in full force and effect.

                        (ii) a copy of the resolutions adopted by the Board of Directors of each of the Borrowers, certified as of the Closing Date by authorized officers thereof, authorizing (A) in the case of the Borrowers, the borrowing hereunder and the transactions contemplated by the Term Loan Documents to which each Borrower is or will be a party, and (B) the execution, delivery and performance by such Borrower of each Term Loan Document and the execution and delivery of the other documents to be delivered by such Borrower in connection therewith;

                        (iii) a certificate of an authorized officer of each Borrower, certifying the names and true signatures of the officers of such Borrower authorized to sign each Term Loan Document to which such Borrower is or will be a party and the other documents to be executed and delivered by such Borrower in connection therewith, together with evidence of the incumbency of such authorized officers;

                        (iv) a certificate of the Designated Financial Officer of each of the Borrowers, certifying as to the matters set forth in
Section 3.01(b);

                                    19-

                        (v) a certificate of an authorized officer of the Borrowers certifying the names and true signatures of those officers of the Borrowers that are authorized to provide all notices under this Agreement and the Term Loan Documents; and

                        (vi) such other agreements, instruments, approvals, and other documents as the Term Lenders may reasonably request.

                  (d) Lien Priority

                  The Liens in favor of the Term Lenders pursuant to the Term Loan Documents shall be valid and perfected Liens on the Collateral, subject only to the Permitted Liens.

                  (e) Legal Restraints/Litigation

                  Except as set forth in any public filings made by any Borrower with the Securities and Exchange Commission and except for any matters disclosed on Schedule 3.01(f) hereto, there shall be no (1) litigation, investigation or proceeding (judicial or administrative) pending or, to their knowledge, threatened against the Borrowers or their assets or properties (other than the Case), by any Person relating in any way to the transactions contemplated by this Agreement and the other Term Loan Documents,
(2) injunction, writ or restraining order restraining or prohibiting the transactions contemplated by this Agreement and the other Term Loan Documents, or (3) suit, action, investigation or proceeding (judicial or administrative) pending or threatened against the Borrowers or their assets, which, in the opinion of the Term Lenders, if adversely determined could have a Material Adverse Effect.

                  (f) Indebtedness

                  The Borrowers shall have no Indebtedness or other liabilities other than (1) Indebtedness to the Existing DIP Lenders under the Existing DIP Debt Documents, (2) Indebtedness permitted under the Existing DIP Debt Documents, and (3) Indebtedness permitted under the Term Loan Documents.

                  (g) Information. Debtors shall have furnished the Term Lenders with all financial information, projections, budgets, business plans, cash flows and such other information as the Term Lenders shall have requested.

                  (h) Entry of Final Order. The Final Order shall have been entered by the Court on or before January 31, 1998 and such Final Order shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed in any respect and, in the event that such order is the subject of any pending appeal, the performance of any obligation hereunder of any party hereto shall not be the subject of a stay pending appeal.

                                    20-

                                 ARTICLE IV.

                        REPRESENTATIONS AND WARRANTIES

      To induce the Term Lenders to make the Term Loan, each Borrower (and Harvard on behalf of itself and each Borrower) makes the following representations and warranties to the Term Lenders, each and all of which shall be true and correct as of the date of execution and delivery of this Agreement, and shall survive the execution and delivery of this Agreement:

            4.01. Corporate Existence; Compliance with Law.

            Such Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification (except for jurisdictions in which such failure so to qualify or to be in good standing would not have a Material Adverse Effect); (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (iv) has all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all governmental authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (v) is in compliance with its certificate or articles of incorporation and by-laws; and
(vi) is in compliance with all applicable provisions of law where the failure to comply would have a Material Adverse Effect.

            4.02. Corporate Power Authorization; Enforceable Obligations.

            The execution, delivery and performance by such Borrower of the Term Loan Documents and all instruments and documents to be delivered by such Borrower, to the extent it is party thereto, hereunder and the creation of all Liens provided for herein and therein: (i) are within such Borrower's corporate power; (ii) have been duly authorized by all necessary or proper corporate action and by the Closing Date will be authorized by the Final Order; (iii) are not in contravention of any provision of such Borrower's certificates or articles of incorporation or by-laws; (iv) will not, upon the entry of the Final Order by the Court, violate any law or regulation, or any order or decree of any court or governmental instrumentality; (v) will not, upon the entry of the Final Order by the Court and the execution and delivery of the Existing DIP Loan Amendment, conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Borrower is a party or by which such Borrower or any of its property is bound and the effect of which will not be

                                     21-
subject to the automatic stay pursuant to section 362 of the Bankruptcy Code upon the entry of the Final Order by the Court; (vi) will not result in the creation or imposition of any Lien upon any of the property of such Borrower other than those in favor of the Term Lenders, all pursuant to the Term Loan Documents; and (vii) do not require the consent or approval of any governmental body, agency, authority or any other Person other than the entry by the Court of the Final Order and the execution and delivery of the Existing DIP Loan Amendment. Each of the Term Loan Documents has been duly executed and delivered for the benefit of or on behalf of the Borrowers and each constitutes a legal, valid and binding obligation of the Borrowers, enforceable against them in accordance with its terms.

            4.03. Ownership of Property Liens

                  (a) Each Borrower owns good and marketable fee simple title to all of the Real Estate described on Schedule 4.03(a)(i) hereto under the name of such Borrower and each Borrower has good, valid and marketable leasehold interests in the Leases described in Schedule 4.03(a)(ii) hereto under the name of such Borrower, and good and marketable title to, or valid leasehold interests in, all of its other properties and assets and none of the properties and assets of such Borrower, including, without limitation, the Real Estate and Leases, is subject to any Liens, except Permitted Liens; and each Borrower has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Borrower's right, title and interest in and to all such property except where the failure to have received such documents or effected such actions will not, in the aggregate, have a Material Adverse Effect.

                  (b) All real property owned or leased by the Borrowers is set forth on Schedule 4.03(b). No Borrower owns any other Real Estate or is lessee or lessor under any leases other than as set forth therein. Schedule 4.03(b) is true and correct in all material respects. Part one of Schedule 4.03(b) hereto sets forth all leases of real property held by the Borrowers as lessee and part two of Schedule 4.03(b) sets forth all leases of real property held by the Borrowers as lessor together with information regarding the commencement date, termination date, renewal options (if any) and annual base rents for the fiscal years 1995 and 1996. Each of such leases is valid and enforceable in accordance with its terms and is in full force and effect except as the same may be affected by the commencement of the Case and the transactions contemplated thereby.

            4.04. Labor Relations; Collective Bargaining Agreements.

      None of the Borrowers is engaged in any unfair labor practice that is reasonably likely to have a Material Adverse Effect. Except as set forth in
Schedule 4.04, there is (i) no significant unfair labor practice complaint pending against any of the Borrowers or, to the best knowledge of any of the Borrowers, threatened against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out

                                22-
of or under any Collective Bargaining Agreement is now pending against any of the Borrowers or, to the best knowledge of any of the Borrowers, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage pending against any of Borrowers or, to the best knowledge of any of the Borrowers, threatened against any of Borrowers, and (iii) to the best knowledge of any of the Borrowers, no union representation question existing with respect to the employees of any of the Borrowers, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as would have no Material Adverse Effect.

            4.05. Other Ventures

            Except as set forth in Schedule 4.05, no Borrower is engaged in any joint venture or partnership with any other Person.

            4.06. Investment Company Act

            None of the Borrowers is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. The making of the Term Loan, the application of the proceeds and repayment thereof by the Borrowers and the consummation of the transactions contemplated by this Agreement and the other Term Loan Documents will not violate any provision of such Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

            4.07. Margin Regulations

            None of the Borrowers owns any "margin security," as that term is defined in Regulations G and U of the Board, and the proceeds of the Term Loan will be used only for the purposes contemplated hereunder. The Term Loan will not be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the loans under this Agreement to be considered a "purpose credit" within the meaning of Regulations G, T, U or X of the Board. None of the Borrowers will take or permit any agent acting on its behalf to take any action which might cause this Agreement or any document or instrument delivered pursuant hereto to violate any regulation of the Board.

            4.08. Taxes

            All federal, state, local and foreign tax returns, reports and statements required to be filed by the Borrowers after the Petition Date have been filed with the appropriate governmental agencies and all Charges and other impositions shown thereon to be due and payable have been paid prior to the date on which any fine, penalty, interest or late charge

                                   23-
may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid. Each Borrower has paid when due and payable all Charges required to be paid by it. Proper and accurate amounts have been withheld by the Borrowers from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective governmental agencies. Schedule 4.08 sets forth for each Borrower those taxable years for which its tax returns are currently being audited by the IRS or any other applicable Governmental Authority. No Borrower has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. No Borrower has filed a consent pursuant to Code Section 341(f) or agreed to have Code Section 341(f)(2) apply to any dispositions of subsection (f) assets (as such term is defined in Code
Section 341(f)(4)). None of the property owned by the Borrowers is property which such Borrower is required to treat as being owned by any other Person pursuant to the provisions of Code Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of Code Section 168(h). No Borrower has agreed or has been requested to make any adjustment under Code Section 481(a) by reason of a change in accounting method or otherwise. No Borrower is a party to any written tax sharing agreement with a Person other than a Borrower or a Subsidiary.

            4.09. ERISA

                  (a) Schedule 4.09(a) separately identifies all Qualified Plans, all Title IV Plans, all Multiemployer Plans, all unfunded Pension Plans and all Welfare Benefit Plans that provide retiree benefits (other than continuation coverage provided pursuant to Section 4980B of the Code).

                  (b) Each Qualified Plan has been determined by the IRS to qualify under Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the Code, and to the best knowledge of the Borrowers nothing has occurred which would cause the loss of such qualification or tax-exempt status.

                  (c) Except as set forth on Schedule 4.09(c), each Plan is in compliance in all material respects with applicable provisions of ERISA and the Code, including, without limitation, the filing of reports required under ERISA or the Code which are true and correct in all material respects as of the date filed, and with respect to each Plan, other than a Qualified Plan, all required contributions and benefits have been paid in accordance with the provisions of each such Plan.

                                  24-

                  (d) None of the Borrowers or any ERISA Affiliate, with respect to any Qualified Plan, has failed to make any contribution or pay any amount due as required by Section 412 of the Code or Section 302 of ERISA or the terms of any such Qualified Plan.

                  (e) With respect to all Welfare Benefit Plans, the present value of future anticipated expenses for benefits pursuant to the latest actuarial projections of liabilities does not exceed $110,000,000, and copies of such latest projections have been made available to the Term Lenders.

                  (f) With respect to Pension Plans, other than Qualified Plans, the present value of the liabilities for current participants thereunder using PBGC interest assumptions does not exceed $2,500,000. The Unfunded Pension Liability, in the aggregate, for all Title IV Plans does not exceed the amount reflected in the Borrowers' financial statements delivered to the Term Lenders.

                  (g) Except as set forth on Schedule 4.09(g), there has been no, nor is there reasonably expected to occur, any ERISA Event or event described in Section 4068 of ERISA with respect to any Title IV Plan.

                  (h) Except as set forth on Schedule 4.09(h), there are no pending or, to the knowledge of the Borrowers, threatened claims, actions or lawsuits (other than claims for benefits in the normal course), asserted or instituted against (i) any Plan or any Qualified Plan or the assets of any such Plan, (ii) any fiduciary with respect to any Plan or Qualified Plan or
(iii) the Borrowers with respect to any Plan or Qualified Plan.

                  (i) None of the Borrowers or any ERISA Affiliate has incurred or has any reasonable likelihood of incurring any Withdrawal Liability under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in any such liability).

                  (j) Within the last five years none of the Borrowers or any ERISA Affiliate has engaged in a transaction which resulted in a Title IV Plan with Unfunded Pension Liabilities being transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any such entity.

                  (k) Except as set forth on Schedule 4.09(k), no Welfare Benefit Plan provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment (except as may be required by Section 4980B of the Code and at the sole expense of the participant or the beneficiary of the participant) which would result in a liability in an amount which would have a Material Adverse Effect. Each Borrower and each ERISA Affiliate has complied with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations

                                  25-
thereunder, except for non-compliances which in the aggregate would have no Material Adverse Effect.

                  (l) None of the Borrowers has engaged in a prohibited transaction, as defined in Section 4975 of the Code or Section 406 of ERISA, in connection with any Plan, which would subject or has any reasonable likelihood of subjecting the Borrowers (after giving effect to any exemption) to a material tax on prohibited transactions imposed by Section 4975 of the Code or any other material liability.

                  (m) No liability under any Plan or Qualified Plan (whether terminated or on-going) has been funded or satisfied through the purchase of a contract from an insurance company that is not rated AA or better by Standard & Poor's Corporation or any equivalent or higher rating by another nationally recognized rating agency.

                  (n) None of the Borrowers and no ERISA Affiliate has any liability under any terminated "employee benefit plan", as defined in Section 3(3) of ERISA, of any related or unrelated entity.

                  (o) The present value of the liability, if any, with respect to all unfunded Pension Plans of the Borrowers is reflected on the most recent audited financial statements delivered to the Term Lenders pursuant to this Agreement.

            4.10. Brokers

            No broker or finder acting on behalf of the Borrowers brought about the obtaining, making or closing of the loans contemplated by this Agreement and the Borrowers have no obligation to any Person in respect of any finder's or brokerage fees in connection with the loans or other transactions contemplated by this Agreement.

            4.11. Intellectual Property

            The Borrowers own or license or otherwise have the right to use all material licenses, permits, Patents, Patent applications, Trademarks, Trademark applications, Service Marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are necessary for the operations of their respective businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, including, without limitation, all trade names associated with products of any of the Borrowers. To the best knowledge of the Borrowers, no slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, by the Borrowers or any of their respective subsidiaries infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened.

                                 26-

            4.12. Full Disclosure

            No representation or warranty made by the Borrowers in this Agreement or any other Term Loan Document is inaccurate or misleading in any material respect and none contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained herein or therein not misleading. To the extent the Borrowers furnish any projections of the financial position and results of operations of the Borrowers for, or as at the end of, certain future periods, such projections were believed at the time furnished to be reasonable, have been or will have been prepared on a reasonable basis and in good faith by the Borrowers, and have been or will be based on assumptions believed by the Borrowers to be reasonable at the time made and upon the best information then reasonably available to the Borrowers. There is no fact materially adversely affecting the condition or operations, financial or otherwise, of the business or prospects of any of the Borrowers which has not been set forth in a footnote included in the financial statements previously delivered to the Term Lenders, in a Schedule hereto or in any other written information previously delivered to the Term Lenders.

            4.13. Environmental Matters

            Except as disclosed in Schedule 4.13, (i) none of the operations of the Borrowers are the subject of any federal, state or local investigation to determine whether any Remedial Action is needed to address the presence or disposal of a Hazardous Material or a Release or threatened Release, (ii) to the best of the Borrowers' knowledge, information and belief, the Borrowers do not have any contingent liability in connection with any Release, which could reasonably be expected to result in material Environmental Liabilities and Costs, (iii) the operations of the Borrowers are in compliance in all material respects with all Environmental Laws; (iv) there has been no Release at any of the properties owned or operated by the Borrowers or, to the best of the Borrowers' knowledge, information and belief, any predecessor in interest or title, or to the best of the Borrowers' knowledge, information and belief and except as disclosed in writing to the Term Lenders, at any disposal or treatment facility which received Hazardous Materials generated by the Borrowers or, to the best of the Borrowers' knowledge, information and belief, any predecessor in interest or title, which is reasonably likely to result in the Borrowers' incurring material Environmental Liabilities and Costs; (v) no Environmental Actions are pending or, to the best of the Borrowers' knowledge, information and belief, threatened against the Borrowers or, to the best of the Borrowers' knowledge, information and belief, any predecessor in interest or title which, if adversely determined, could reasonably be expected to result in the Borrowers incurring material Environmental Liabilities and Costs; (vi) the Borrowers have obtained all permits, approvals, authorizations and licenses required by Environmental Laws necessary for their operations, and all such permits, approvals, authorizations and licenses are in effect and the Borrowers are in compliance with all terms and conditions of such permits, approvals, authorizations and licenses except where failure to obtain or comply could not result in material Environmental Liabilities and Costs; and
(vii) to the best of the Borrowers' knowledge, information and

                                  27-
belief, and except as disclosed in writing to the Term Lenders, no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by the Borrowers or any predecessor in interest or title which, if adversely determined, are reasonably likely to result in material Environmental Liabilities and Costs to the Borrowers.

            4.14. Capital Stock

            Set forth on Schedule 4.14 is a complete and accurate list showing, as of the date hereof, all Subsidiaries of the Borrowers and, as to each such Subsidiary, the jurisdiction of its incorporation, the number of shares of each class of stock authorized, the number outstanding on the date hereof and the percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrowers. No stock of any Subsidiary of the Borrowers is subject to any outstanding option, warrant, right of conversion or purchase or any similar right. All of the outstanding capital stock of each such Subsidiary has been validly issued, is fully paid and non-assessable and is owned by the Borrowers, free and clear of all Liens other than Permitted Liens.

            4.15. Holding Company and Investment Company Acts

            None of the Borrowers is a (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

            4.16. Permits, Etc.

            The Borrowers have all material permits, material licenses, authorizations and material approvals required for them lawfully to own and operate their business.

            4.17. Schedules

            All of the information which is required to be scheduled to this Agreement is set forth on the Schedules attached hereto, is correct and accurate and does not omit to state any information material thereto.

            4.18. Insurance

            The Borrowers keep their properties adequately insured and maintain (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workmen's compensation insurance in the amount required by applicable law,
(iii) public liability insurance in the amount customary with

                                 28-
companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (iv) such other insurance as may be required by law or by the Existing DIP Debt Documents. Schedule 4.18 hereto sets forth a list of all insurance maintained by the Borrowers on the Closing Date.

            4.19. Financial Accounting Practices, Etc.

            The Borrowers make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect their respective transactions and dispositions of their respective assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, and (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP except as previously disclosed to the Term Lenders and (B) to maintain accountability for assets.

            4.20. Location of Bank Accounts

            Schedule 4.20 sets forth a complete and accurate list of all deposit and other accounts maintained by the Borrowers together with a description thereof (i.e. the bank at which such deposit or other account is maintained and the account number and the purpose thereof).

            4.21. Lien Priority

            The Liens on the Collateral granted hereby shall be valid and perfected Liens (subject only to the Permitted Liens) to the extent provided in the Final Order.

            4.22. Court Orders.

            The Final Order is in full force and effect, and has not been reversed, stayed, modified or amended absent the joinder and consent of the Term Lenders.

            4.23. Registration of Transfer of Term Notes.

                  (a) The Borrowers shall cause to be kept at the principal office of Harvard a register (the register maintained in such office being herein referred to as the "Note Register") in which the Borrowers shall provide for the registration of the Term Notes and the transfer thereof. The name and address of each registered holder of a Term Note, each transfer thereof made pursuant to paragraph (b) of this Section 4.23, and the name and address of each transferee of the Term Notes shall be registered in the Note Register. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Borrowers hereby appoint Harvard as security registrar (the "Note

                                      29-

Registrar") for the purpose of registering Term Notes and transfers of Term Notes as herein provided.

                  (b) Upon surrender for registration of transfer of any Term Note at the office of Harvard as set forth above, the Borrowers shall execute and deliver, in the name of the designated transferee or transferees, one or more new Term Notes of denominations of a like aggregate principal amount. All Term Notes issued upon any registration of transfer of Term Notes shall be the valid obligations of the Borrowers evidencing the same debt and entitled to the same benefits under this Agreement and the other Term Loan Documents, as the Term Notes surrendered upon such registration of transfer. Every Term Note presented or surrendered for registration of transfer shall (if so required by the Borrowers) be duly endorsed, or be accompanied by a written instrument of transfer, in form reasonably satisfactory to the Borrowers duly executed by the registered holder thereof or his attorney duly authorized in writing. No service charge shall be made for any registration of transfer of Term Notes. No transfer or registration of transfer of any Term Note shall be permitted or effected unless and until the proposed designated transferee or transferees become party to the Intercreditor Agreement.


                                  ARTICLE V.

  				  COLLATERAL

            5.01. Grant of Security Interest

                  (a) As collateral security for all of the Obligations and subject in all respects only to the Permitted Liens, each Borrower hereby pledges and assigns to the Term Lenders, their successors and assigns, and hereby grants to the Term Lenders an undivided continuing security interest in and to all of such Borrower's right, title and interest in and to the following, whether acquired prior to, on or after the Petition Date (the "Collateral"):

                       (i)    all Accounts of each of the Borrowers;

                       (ii)   all Chattel Paper of each of the Borrowers;

                       (iii)  all Contracts of each of the Borrowers;

                       (iv)   all Documents of each of the Borrowers;

                       (v)    all Equipment of each of the Borrowers;

                       (vi)   all General Intangibles of each of the Borrowers;

                                   30-

                       (vii)  all Instruments of each of the Borrowers;

                       (viii) all Inventory of each of the Borrowers;

                       (ix) all Leases to which any of the Borrowers are a party;

                       (x)    all Real Estate owned by any of the Borrowers;

                       (xi)   all Trademarks of each of the Borrowers;

                       (xii)  all Service Marks of each of the Borrowers;

                       (xiii) all Pledged Collateral;

                       (xiv)  all causes of action of each of the Borrowers;

                       (xv) each Local Account, the Concentration Account, the Operating Account and the Cash Collateral Account;

                       (xvi) all other goods, real and personal property of each of the Borrowers, whether tangible or intangible and whether now owned or hereafter acquired and wherever located;

                       (xvii) to the extent not otherwise included, all monies
                              and other property of any kind which, after the Petition Date, is received by any of the Borrowers in connection with refunds with respect to taxes, assessments and governmental charges imposed on the Borrowers or any of their property or income;

                       (xviii)to the extent not otherwise included, all monies
                              and other property of any kind and nature recovered by any of the Borrowers in accordance with the provisions of the Bankruptcy Code, including, without limitation, sections 542, 553, 544, 547 and 548 thereof, or other applicable law;

                        (xix) any such other property not included under
                              paragraphs (i) through (xviii) above that would otherwise be deemed to constitute "Collateral" as defined in the Existing DIP Loan Agreement, as such agreement may be amended, modified or replaced from time to time, or in any other Existing DIP Debt Document (including, without limitation, the Existing DIP Financing Order); and

                                      31-

                        (xx) to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing;

in each case howsoever any Borrowers' interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

                  (b) In addition, as collateral security for the prompt and complete payment when due of the Obligations and in order to induce the Term Lenders, as aforesaid, each Borrower hereby further grants to the Term Lenders a Lien (subject in all respects to the Permitted Liens) on all property of such Borrower held by the Term Lenders, including, without limitation, all property of every description, now or hereafter in the possession or custody of or in transit to the Term Lenders for any purpose, including safekeeping, collection or pledge, for the account of such Borrower or as to which such Borrower may have any right or power.

            5.02. Administrative Priority.

            After the entry of the Final Order, the Obligations shall constitute, in accordance with section 364(c)(1) of the Bankruptcy Code, claims against each of the Borrowers in its Case which are administrative expense claims having priority over any and all administrative expenses of the kind specified in sections 503(b) or 507(b) of the Bankruptcy Code, except that the Obligations shall be subject and subordinate to (i) the Post-Petition Obligations (as such term is defined in the Existing DIP Financing Order);
(ii) the Permitted Expenses; and (iii) the Carve-Out (as such term is defined in the Existing DIP Financing Order).

            5.03. Grants, Rights and Remedies Cumulative.

      This Agreement, the Final Order and the Term Loan Documents supplement each other, and the grants, priorities, rights and remedies of the Term Lenders hereunder and thereunder are cumulative.

            5.04. No Filings Required

            The Liens and security interests referred to in Section 5.01 hereof and in the other Term Loan Documents shall be deemed valid and perfected upon entry of the Final Order which shall have occurred on or before the Closing Date. The Term Lenders shall not be required to file any financing statements, notices of lien or similar instruments in any jurisdiction or filing office or to take any other action in order to validate or perfect the Liens and security interests granted by or pursuant to this Agreement, the Final Order or any other Term Loan Document.

                                    32-

            5.05. Survival

            The Liens, lien priority, administrative priority, other rights and remedies granted to the Term Lenders pursuant to this Agreement, the Final Order and the other Term Loan Documents (specifically including, but not limited to, the existence, perfection and priority of the Liens and security interests provided herein and therein, and the administrative priority provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of debt by any Borrower (pursuant to section 364 of the Bankruptcy Code or otherwise), or by any dismissal or conversion of the Case, or by any other act or omission whatever, except in accordance with the Final Order.


                                ARTICLE VI.

                     AFFIRMATIVE AND NEGATIVE COVENANTS

            6.01. Covenants Under Existing DIP Loan Agreement.

            All the provisions of sections 8 and 9 (other than sections 8.7, 9.1, 9.2, 9.3 and 9.9) of the Existing DIP Loan Agreement and any definitions of any capitalized terms set forth in such sections which are set forth in the Existing DIP Loan Agreement (in each case as in effect on the date of this Agreement after giving effect to the terms and provisions of the Existing DIP Loan Amendment) shall be incorporated by reference in this Agreement (without regard to any further amendment, supplement, modification or waiver relating thereto other than as permitted under the Intercreditor Agreement, or the termination or expiration thereof) to the same extent as if set forth at length herein, except that (i) all references to the terms "Lender" or "Agent" contained therein, other than those contained in Sections 8.3 and 8.13 therein, shall mean the Term Lenders, (ii) the word "first" contained in the first sentence of Section 8.2(b) therein shall not apply herein, (iii) from and after the time that all "Post-Petition Obligations" (as defined in the Existing DIP Financing Order) have been fully satisfied, all references to the terms "Agent" or "Lender" contained in Section 8.3 therein shall mean Term Lenders, (iv) all references to the term "Agent" contained in Section 8.13 therein shall mean the Required Term Lenders, and (v) all references to the term "Required Lenders" contained therein shall mean the Required Term Lenders, and the Borrowers jointly and severally agree to cause the Borrowers to perform and observe their covenants, agreements and obligations under the foregoing provisions of Sections 8 and 9 as so modified, so long as the Obligations (whether or not due) remain unpaid in full in cash, including without limitation all principal of and accrued and unpaid interest on the Term Loans. Consistent with the foregoing, the Term Lenders shall be deemed to have consented to any asset sale or disposition which is consented to by the Existing DIP Lenders.

                                       33-

            6.02. Liens

            No Borrower shall create, incur, assume or suffer to exist any Lien on any of its assets or properties including, without limitation, the Collateral, except the Permitted Liens.

            6.03. Indebtedness

                  (a) No Borrower shall incur, create, assume, become or be liable in any manner with respect to, or permit to exist any Indebtedness, except (a) Indebtedness to the Existing DIP Lenders under the Existing DIP Debt Documents, (b) Indebtedness permitted under the Existing DIP Debt Documents, and (c) Indebtedness permitted under the Term Loan Documents.

                  (b) Notwithstanding anything to the contrary contained in this Term Loan Agreement or the Existing DIP Debt Documents, no Borrower shall borrow any money or incur any obligation under the Existing DIP Debt Documents for the purpose of funding any costs or expenses incurred in connection with the closing of the manufacturing facilities and/or premises of DJ Toledo in Toledo, Ohio, unless such Borrower has been or will be reimbursed for all of such costs and expenses under and in accordance with the terms and provisions of the Customer Transition Agreements.

            6.04. Overadvances

            Without the prior written consent of the Required Term Lenders, no Borrower shall request, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any advance under the Existing DIP Debt Documents such that the aggregate amount of Revolving Credit Loans (as such term is defined in the Existing DIP Loan Agreement), including all outstanding Letters of Credit (as such term is defined in the Existing DIP Loan Agreement), shall exceed at any time the Aggregate Net Availability (as such term is defined in the Existing DIP Loan Agreement) plus the sum of (i) $4,000,000 and (ii) the maximum amount of Permitted Overadvances (as such term is defined in the Existing DIP Loan Agreement) which are permitted from time to time under the Existing DIP Loan Agreement.

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

                                 ARTICLE VII.

                                  DEFAULTS

            7.01. Events of Default.

            An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of law):

                  (a) The Borrowers shall (i) fail to make any payment of principal or interest required herein to be made with respect to the Obligations when due and payable or declared due and payable or (ii) fail to make any payment of any other amount owing in respect of the Term Loan or any of the other Obligations owing under this Agreement or any of the other Term Loan Documents within five (5) days after such amount is due and payable; or

                  (b) Any representation or warranty herein or in any Term Loan Document or in any written statement pursuant thereto or hereto, report, financial statement or certificate made or delivered to the Term Lenders by any Borrower or on behalf of any Borrower shall be untrue or incorrect in any material respect, as of the date when made or deemed made; or

                  (c) Any "Event of Default" (as defined in the Existing DIP Loan Agreement) shall have occurred and be continuing under the Existing DIP Loan Agreement; or

                  (d) Any material provision of any Term Loan Document shall, for any reason, cease to be valid and binding on any Borrower, or any Borrower shall so state in writing; or

                  (e) Any Term Loan Document or the Final Order shall, for any reason, cease to create a valid Lien in any of the Collateral purported to be covered thereby or such Lien shall cease to be a perfected Lien having the priority provided for herein (and in the Intercreditor Agreement) pursuant to section 364(c) of the Bankruptcy Code against each Borrower or any Borrower shall so allege in any pleading filed in any court; or

                  (f) The Final Order shall cease to be in full force and effect, or any Borrower shall fail to comply with the terms of the Final Order in any material respect, or the Final Order shall be amended, supplemented, stayed, reversed, vacated or otherwise modified (or any of the Borrowers shall apply for authority to do so) without the consent of the Required Term Lenders; or

                                    35-

                  (g) An application shall be filed by any of the Borrowers for the approval of, or there shall arise, (i) any other Claim having priority senior to or pari passu with the claims of the Term Lenders under the Term Loan Documents or any other claim having priority over any or all administrative expenses of the kind specified in sections 503(b) or 507(b) of the Bankruptcy Code, except as expressly provided herein or in the Intercreditor Agreement; or (ii) any Lien on the Collateral having a priority senior to or pari passu with the liens and security interests granted or confirmed herein, except as expressly provided herein or in the Intercreditor Agreement; or

                  (h) Any Existing DIP Debt Document shall be amended, waived, modified or supplemented subsequent to the date hereof in a manner expressly prohibited by the Intercreditor Agreement; or

                  (i) Roger Pollazzi shall cease to be the Chief Executive Officer or Chief Operating Officer of Harvard or the employment of either Ted Vogtman or Vince Toscano shall be terminated for any reason, other than by reason of such employee's death or disability.

Notwithstanding anything in this Section 7.01 to the contrary, no Event of Default shall be deemed to have occurred solely as a result of an amendment or modification to or waiver given under any Existing DIP Debt Document, after giving effect to the Existing DIP Loan Amendment, not prohibited under the Intercreditor Agreement.

            7.02. Consequences of an Event of Default.

            If an Event of Default shall occur and be continuing or shall exist, the Term Lenders may by notice to the Borrowers,

                  (a) declare all Obligations, including, without limitation the Term Loans, all interest thereon and all other amounts, to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers, and an action therefor shall immediately accrue; or

                  (b) give notice to the Borrowers of the occurrence and continuance of an Event of Default.

            7.03. Certain Remedies.

      If an Event of Default occurs, the Term Lenders may (subject to the terms and provisions of the Intercreditor Agreement) exercise all rights and remedies which they may have hereunder or under any other Term Loan Document or at law or in equity or otherwise. All such remedies shall be cumulative and not exclusive.

                                    36-

                                ARTICLE VIII.

                               MISCELLANEOUS

            8.01. Holidays.

            Except as otherwise provided herein, whenever any payment or action to be made or taken hereunder or under the Term Notes, or the other Term Loan Documents shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

            8.02. Amendments and Waivers.

            No amendment or waiver of any provision of this Agreement or of any of the other Term Loan Documents, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be consented to in writing by the Required Term Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given; provided, however, that no amendment, waiver or consent shall, unless consented to by all the Term Lenders in writing, do any of the following: (a) amend the Agreement to (i) increase the aggregate principal amount of the Term Loan; (ii) reduce the Interest Rate;
(iii) reduce or waive (A) any fees in which the Term Lenders share hereunder or (B) the repayment of any Obligations due the Term Lenders; or (iv) extend the maturity of the Obligations; (b) alter or amend this Section 8.02 or the definition of "Collateral" or "Required Term Lenders;" or (c) release Collateral in bulk, other than in connection with a release approved under the Existing DIP Loan Agreement, without a corresponding reduction in the Obligations to the Term Lenders. In all other respects, the Required Term Lenders are authorized to take such actions or fail to take such actions if the Required Term Lenders, in their discretion, deem such to be advisable and in the best interests of the Term Lenders, including, but not limited to, the termination of the Agreement upon the occurrence of an Event of Default. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

            8.03. No Implied Waiver; Cumulative Remedies

            No course of dealing and no delay or failure of the Term Lenders in exercising any right, power or privilege under this Agreement, the Term Notes or any other Term Loan Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The

                                 37-
rights and remedies of the Term Lenders under this Agreement, the Term Notes and the other Term Loan Documents are cumulative and not exclusive of any rights or remedies which the Term Lenders have hereunder or thereunder or at law or in equity or otherwise. The Term Lenders may exercise their rights and remedies against the Borrowers and the Collateral as the Term Lenders may elect, and regardless of the existence or adequacy of any other right or remedy.

            8.04. Notices.

                  (a) Unless otherwise provided herein, all notices, requests, demands, directions and other communications (collectively "notices") under the provisions of this Agreement, the Term Notes or any other Term Loan Document shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied, or delivered and shall be effective (i) if mailed, three days after being deposited in the mails, (ii) if telecopied, when sent, confirmation received and (iii) if delivered, upon delivery. All notices shall be sent to the applicable party at the address stated on the signature page hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto.

                  (b) Without limiting Section 8.04 or any other provision of this Agreement, the Term Lenders may rely, and shall be fully protected in relying, on any notice purportedly made by or on behalf of the Borrowers and the Term Lenders shall have no duty to verify the identity or authority of any Person giving such notice. The preceding sentence shall apply to all notices whether or not made in a manner authorized or required by this Agreement or any other Term Loan Document.

            8.05. Expenses; Taxes; Attorneys' Fees; Indemnification.

            The Borrowers agree to pay or cause to be paid, on demand, and to save the Term Lenders harmless against liability for the payment of, all reasonable out-of-pocket expenses, regardless of whether the transactions contemplated hereby are consummated, including but not limited to reasonable fees and expenses of counsel for the Term Lenders incurred by the Term Lenders in their capacity as such from time to time arising from or relating to: (a) the negotiation, preparation, execution and delivery of this Agreement and the other Term Loan Documents, (b) any requested amendments, waivers or consents to this Agreement or the other Term Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of any of the Term Lenders' rights under this Agreement or the other Term Loan Documents (other than the Intercreditor Agreement unless the Borrowers consent thereto or the Borrowers reimburse the Agent or Existing DIP Lenders or their representatives for costs in connection therewith, (d) the defense of any claim or action asserted or brought against any Term Lender by any Person that arises from or relates to this Agreement, any other Term Loan Document (other than the Intercreditor Agreement unless the Borrowers consent thereto or the Borrowers reimburse the

                                  38-

Agent or Existing DIP Lenders or their representatives for costs in connection therewith), such Term Lender's claims against the Borrowers, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Term Loan Document (other than the Intercreditor Agreement unless the Borrowers consent thereto or the Borrowers reimburse the Agent or Existing DIP Lenders or their representatives for costs in connection therewith), (f) the filing of any petition, complaint, answer, motion or other pleading by any Term Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Term Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Term Loan Document, (h) any attempt to enforce any lien or security interest in any Collateral or other security in connection with this Agreement or any other Term Loan Document,
(i) any attempt to collect from the Borrowers, (j) the receipt of any advice with respect to any of the foregoing, (k) all Environmental Liabilities and Costs arising from or in connection with the past, present or future operations of any of the Borrowers involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, (l) any costs or liabilities incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility of the Borrowers, or their Subsidiaries, or
(m) any costs or liabilities incurred in connection with any Environmental Lien. Without limitation of the foregoing or any other provision of any Term Loan Document: if the Borrowers fail to perform any covenant or agreement contained herein or in any other Term Loan Document, any Term Lender may itself perform or cause performance of such covenant or agreement, and the expenses of such Term Lender incurred in connection therewith shall be reimbursed on demand by the Borrowers. The Borrowers agree to indemnify and defend the Term Lenders and their directors, officers, employees, partners, counsel and agents and any affiliate of any of the foregoing (collectively, the "Indemnified Parties") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, costs or expenses of any nature whatsoever (including, without limitation, fees, expenses and disbursements of counsel and amounts paid in settlement) incurred by, imposed upon or asserted against any of them arising out of or by reason of any investigation, litigation or other proceeding brought or threatened relating to, or otherwise arising out of or relating to, the execution of this Agreement or any other Term Loan Document (other than the Intercreditor Agreement), the transactions contemplated hereby or thereby or the Term Loan hereunder (including, but without limitation, any use made or proposed to be made by the Borrowers of the proceeds thereof) but excluding any such losses, liabilities, claims, damages, costs or expenses to the extent finally judicially determined, by a final and non-appealable order of a court of competent jurisdiction, to have directly resulted from the gross negligence or willful misconduct of the Indemnified Party or of any other Indemnified Party of which such Indemnified Party is a director, officer, employee, partner, counsel, agent or affiliate.

                                      39-

            8.06. Several and Not Joint; Limited Liability

                  (a) Notwithstanding anything herein or in any other Term Loan Document to the contrary, the parties hereto agree that the obligations, liabilities and indemnities of each Term Lender hereunder shall be several and not joint, and no Term Lender shall have any liability hereunder for any breach by any other Term Lender of any obligation of such Term Lender set forth herein or in any other Term Loan Document.

                  (b) The Borrowers hereby acknowledge and agree that neither this Agreement nor any other Term Loan Document is being executed on behalf of the partners of any Term Lender that is a limited partnership as individuals and the obligations of this Agreement are not binding upon any of the partners, officers, employees or beneficiaries of such Term Lender individually but are binding only upon the assets and property of such Term Lender, and the Borrowers agree that no beneficiary, partner, employee or officer of such Term Lender may be held personally liable or responsible for any obligations of such Term Lender arising out of this Agreement or any other Term Loan Document. With respect to obligations of each Term Lender arising out of this Agreement or any other Term Loan Document, the Borrowers shall look for payment or satisfaction of any claim solely to the assets and property of such Term Lender.

                  (c) Magten represents and warrants to the Borrowers that it has full power and authority to execute and deliver this Agreement and each other Term Loan Document as agent or as general partner, as applicable, for the Term Lenders on whose behalf Magten is executing this Agreement as set forth on the signature pages hereto. Except for the foregoing representations and warranties, the Borrowers hereby acknowledge and agree that Magten shall not have any personal obligation or liability to the Borrowers under this Agreement or any other Term Loan Document but that it is acting solely for and on behalf of the aforementioned Term Lenders, and without limiting the generality of the foregoing, the Borrowers shall have no recourse against Magten for the performance or satisfaction of any obligation under this Agreement or any other Term Loan Document, but shall look for payment or satisfaction of any claim arising under this Agreement or any other Term Loan Document solely to the assets and properties of the Term Lenders.

            8.07. Application

            Except to the extent, if any, expressly set forth in this Agreement or in the Term Loan Documents, each Term Lender shall have the right to apply any payment received or applied by it in connection with the Obligations to such of the Obligations then due and payable as it may elect.

                                   40-

            8.08. Sharing of Proceeds of Collateral

            If any Term Lender sells or otherwise disposes of Collateral or otherwise receives any payment in excess of its Percentage Interest in the Term Loan, the proceeds of such sale or other disposition or such excess payment shall be distributed by such Term Lender to each Term Lender based upon each Term Lender's Percentage Interest.

            8.09. Severability

            The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

            8.10. Governing Law

            This Agreement and the Term Notes shall be deemed to be contracts under the laws of the State of New York, without regard to choice of law principles, and for all purposes shall be governed by and construed and enforced in accordance with the laws of said State.

            8.11. Prior Understandings

            This Agreement supersedes all prior understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein, other than the Final Order.

            8.12. Duration; Survival.

            All representations and warranties of the Borrowers contained herein or made in connection herewith shall survive the making of the Term Loan and shall not be waived by the execution and delivery of this Agreement, the Term Notes or any other Term Loan Document, any investigation by or knowledge of the Term Lenders, the making of any Term Loan hereunder, or any other event whatsoever. All covenants and agreements of the Borrowers contained herein shall continue in full force and effect from and after the date hereof until the Obligations have been paid in full in cash. Without limitation, it is understood that all obligations of the Borrowers to make payments to or indemnify the Term Lenders (including, without limitation, obligations arising under Section 8.05 hereof) shall survive the payment in full of the Term Notes and all Obligations, the termination of this Agreement and all other events whatsoever and whether or not any Term Loans are made hereunder.

                                      41-

            8.13. Participations

                  (a) The Borrowers acknowledge that the Term Lenders may sell participations in the loans and extensions of credit made to the Borrowers hereunder provided that any such sale does not increase the Borrowers' obligations under Section 2.11 hereof.

                  (b) The Borrowers authorize each Term Lender to disclose to any participant or permitted assignee (each, a "Transferee") and any prospective Transferee who agrees in writing for the benefit of the Borrowers to be bound by the provisions of Section 8.13(c) any and all financial information in such Term Lender's possession concerning the Borrowers and their affiliates which has been delivered to such Term Lender by or on behalf of the Borrowers pursuant to this Agreement or which has been delivered to such Term Lender by or on behalf of the Borrowers in connection with such Term Lender's credit evaluation of the Borrowers and their affiliates prior to entering into this Agreement.

                  (c) Each Term Lender agrees to keep information obtained by it pursuant hereto confidential in accordance with such Term Lender's, as the case may be, customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (i) to such Term Lender's, as the case may be, employees, representatives, agents and affiliates who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and who are advised of the confidential nature of such information, (ii) to the extent such information presently is or hereafter becomes available to such Term Lender, as the case may be, on a non-confidential basis from a source other than the Borrowers, (iii) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank regulators or auditors, or (iv) to Transferees or any prospective Transferee as provided in
Section 8.13(b).

                  (d) No Transferee shall have any rights under Section 2.11.

            8.14. Counterparts

            This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

            8.15. Successors and Assigns

            This Agreement and the other Term Loan Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            8.16. Waiver of Jury Trial

                                   42-

            BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS AND THE TERM LENDERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, THE TERM NOTES OR ANY OTHER TERM LOAN DOCUMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE TERM LENDERS OR ANY BORROWER IN CONNECTION HEREWITH OR THEREWITH. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY HERETO TO ENTER INTO THIS AGREEMENT.

            8.17. Right of Setoff

            Upon the occurrence and during the continuance of any Event of Default, each Term Lender may, and is hereby authorized to, at any time from time to time, without notice to the Borrowers (any such notice being expressly waived by the Borrowers) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provision or final) at any time held and other indebtedness at any time owing by such Term Lender to or for the credit or the account of the Borrowers against any and all Obligations of the Borrowers now or hereafter existing under the Term Loan Documents, irrespective of whether or not such Term Lender shall have made any demand hereunder or thereunder and although such Obligations may be contingent or unmatured. Each Term Lender agrees promptly to notify the Borrowers after any such setoff and application made by such Term Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Term Lenders under this Section 8.17 are in addition to the other rights and remedies (including, without limitation, other rights of setoff under applicable law or otherwise) which the Term Lenders may have.

            8.18. Headings

            Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.


                                     43-

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.



                                 BORROWERS:


                                 HARVARD INDUSTRIES, INC.,
                                    as a Debtor and Debtor-in-Possession


                                 By: /s/ Joseph J. Gagliardi
                                     -----------------------
                                     Name:  Joseph J. Gagliardi
                                     Title: Chief Financial Officer



                                 THE KINGSTON-WARREN CORPORATION,
                                    as Debtor and Debtor-in-Possession


                                 By: /s/ Joseph J. Gagliardi
                                     -----------------------
                                     Name:  Joseph J. Gagliardi
                                     Title: Chief Financial Officer



                                 HARMAN AUTOMOTIVE, INC.,
                                    as a Debtor and Debtor-in-Possession


                                 By: /s/ Joseph J. Gagliardi
                                     -----------------------
                                     Name:  Joseph J. Gagliardi
                                     Title: Chief Financial Officer



                                 HAYES-ALBION CORPORATION
                                    as a Debtor and Debtor-in-Possession


                                 By: /s/ Joseph J. Gagliardi
                                     -----------------------
                                     Name:  Joseph J. Gagliardi
                                     Title: Chief Financial Officer


                                     44-

                                 DOEHLER-JARVIS, INC.,
                                    as a Debtor and Debtor-in-Possession


                                 By: /s/ Joseph J. Gagliardi
                                     -----------------------
                                     Name:  Joseph J. Gagliardi
                                     Title: Chief Financial Officer



                                 DOEHLER-JARVIS GREENEVILLE, INC.,
                                    as a Debtor and Debtor-in-Possession


                                 By: /s/ Joseph J. Gagliardi
                                     -----------------------
                                     Name:  Joseph J. Gagliardi
                                     Title: Chief Financial Officer



                                  DOEHLER-JARVIS POTTSTOWN, INC.,
                                    as a Debtor and Debtor-in-Possession


                                 By: /s/ Joseph J. Gagliardi
                                     -----------------------
                                     Name:  Joseph J. Gagliardi
                                     Title: Chief Financial Officer



                                  DOEHLER-JARVIS TECHNOLOGIES, INC.,
                                    as a Debtor and Debtor-in-Possession


                                 By: /s/ Joseph J. Gagliardi
                                     -----------------------
                                     Name:  Joseph J. Gagliardi
                                     Title: Chief Financial Officer



                                    DOEHLER-JARVIS TOLEDO, INC.,  as a Debtor
                                        and Debtor-in-Possession


                                 By: /s/ Joseph J. Gagliardi
                                     -----------------------
                                     Name:  Joseph J. Gagliardi
                                     Title: Chief Financial Officer


                                 45-

                                   Address for Notices:

                                    2502 North Rocky Point Drive
                                    Tampa, Florida 33607
                                    Attn: Roger Pollazzi

                                    With a copy to:

                                    Willkie Farr & Gallagher
                                    One Citicorp Center
                                    New York, New York 10022
                                    Attn: Myron Trepper



                                    LENDERS

MELLON BANK, N.A., solely in its capacity          Percentage Interest: 27.08%
as Trustee for GENERAL MOTORS EMPLOYEES
DOMESTIC GROUP PENSION TRUST (as directed by
Magten Asset Management Corp. and not in its individual capacity)
  As Lender

By: /s/ Bernadette T. Rist
    --------------------------------
    Name:  Bernadette T. Rist
    Title: Authorized Signatory


DEPARTMENT OF PENSIONS-CITY OF LOS ANGELES         Percentage Interest: 17.24%
  as Lender

By:   MAGTEN ASSET MANAGEMENT
      CORP., as attorney-in-fact


      By: /s/ Robert J. Capozzi
          -----------------------------
          Name:  Robert J. Capozzi
          Title: Managing Director
                 Magten Asset Management



The decision to participate in this investment, any representations made herein by the participant, and any actions taken hereunder by the participant has/ have been made solely at the direction of the investment fiduciary who has sole investment discretion with respect to this investment.

                                     46-

HUGHES MASTER RETIREMENT TRUST                  Percentage Interest: 10.44%
  as Lender

By:   MAGTEN ASSET MANAGEMENT
      CORP., as attorney-in-fact


      By: /s/ Robert J. Capozzi
          -----------------------------
          Name:  Robert J. Capozzi
          Title: Managing Director
                 Magten Asset Management



SATURN FUND, LTD.                               Percentage Interest: 2.52%
  as Lender


By:   MAGTEN ASSET MANAGEMENT
      CORP., as attorney-in-fact


      By: /s/ Robert J. Capozzi
          -----------------------------
          Name:  Robert J. Capozzi
          Title: Managing Director
                 Magten Asset Management



MAGTEN OFFSHORE FUND LTD.                       Percentage Interest: 3.36%
  as Lender


By:   MAGTEN ASSET MANAGEMENT CORP.,
      as attorney-in-fact



      By: /s/ Robert J. Capozzi
          -----------------------------
          Name:  Robert J. Capozzi
          Title: Managing Director
                 Magten Asset Management



MAGTEN PARTNERS, L.P.                           Percentage Interest: 2.52%
  as Lender

By:   MAGTEN ASSET MANAGEMENT
      CORP., its General Partner


      By: /s/ Robert J. Capozzi
          -----------------------------
          Name:  Robert J. Capozzi
          Title: Managing Director
                 Magten Asset Management


                                     47-

MAGTEN GROUP TRUST                                 Percentage Interest: 0.84%
  as Lender

By:   MAGTEN ASSET MANAGEMENT
      CORP., as its attorney-in-fact


      By: /s/ Robert J. Capozzi
          -----------------------------
          Name:  Robert J. Capozzi
          Title: Managing Director
                 Magten Asset Management



MUTUAL BEACON FUND, a series of                    Percentage Interest: 12.00%
FRANKLIN MUTUAL SERIES FUND, INC.
  as Lender

By:   FRANKLIN MUTUAL ADVISERS, INC.,
      its Advisor


       By:  /s/
            ---------------------------------
            Name:    PETER A. LANGERMAN
            Title:   CHIEF OPERATING OFFICER
                     & SENIOR VICE PRESIDENT


MUTUAL QUALIFIED FUND, a series of                Percentage Interest: 6.8%
FRANKLIN MUTUAL SERIES FUND, INC.
  as Lender

By:   FRANKLIN MUTUAL ADVISERS, INC.,
      its Advisor


       By:  /s/
            ---------------------------------
            Name:    PETER A. LANGERMAN
            Title:   CHIEF OPERATING OFFICER
                     & SENIOR VICE PRESIDENT


                                    48-

FRANKLIN MUTUAL BEACON FUND, a subfund of          Percentage Interest: 0.7%
TEMPLETON GLOBAL STRATEGY FUNDS
  as Lender

By:   FRANKLIN MUTUAL ADVISERS, INC.,
      its Advisor


       By:  /s/ Peter A. Langerman
            ---------------------------------
            Name:    PETER A. LANGERMAN
            Title:   CHIEF OPERATING OFFICER
                     & SENIOR VICE PRESIDENT


MUTUAL BEACON FUND,                                 Percentage Interest 0.5%
  as Lender

By:   FRANKLIN MUTUAL ADVISERS, INC.,
      its Advisor


       By:  /s/ Peter A. Langerman
            ---------------------------------
            Name:    PETER A. LANGERMAN
            Title:   CHIEF OPERATING OFFICER
                     & SENIOR VICE PRESIDENT



PACHOLDER VALUE OPPORTUNITY FUND, L.P.          Percentage Interest: 6.0%
  as Lender

By: /s/ James P. Shanahan Jr.
    -----------------------------------
    Name:  James P. Shanahan Jr.
    Title: Manager of General Partner


PACHOLDER HERON, L.P.                           Percentage Interest: 2.0%
  as Lender

By: /s/ James P. Shanahan Jr.
    -----------------------------------
    Name:  James P. Shanahan Jr.
    Title: Manager of General Partner


                                   49-

USF&G PACHOLDER FUND, INC.                      Percentage Interest: 8.0%
  as Lender

By: /s/ James P. Shanahan Jr.
    -----------------------------------
    Name:  James P. Shanahan Jr.
    Title: Manager of General Partner




Addresses for Notices:

Magten Asset Management Corp.
35 East 21st Street
New York, New York 10010
Attn: Allan Brown


Pacholder Associates, Inc.
8044 Montgomery Road
Bank One Towers, Suite 382
Cincinnati, Ohio 45236
Attn: Mark H. Prenger



                                      50-